           FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL
                        PROPERTY AND ESCROW INSTRUCTIONS

THIS FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS (this "Amendment") is made as of the 24th day of February, 2005, by and between NNN BOA West, LLC, a Virginia limited liability company ("Seller") and First States Group, L.P., a Delaware limited partnership ("Buyer").

                                   RECITALS:

     A. Seller and Buyer entered into an Agreement for Purchase and Sale of Real Property and Escrow Instructions (the "Agreement") dated as of January 7th, 2005 for the purchase and sale of real property located in Clark County, Nevada, as more specifically described in the Agreement.

     B. Buyer and Seller desire to amend the Agreement upon the terms set forth herein.

     NOW, THEREFORE, for and in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that that the Agreement is hereby amended as follows:

          1. All capitalized terms used herein shall have the meanings given them in the Agreement, unless they are otherwise specifically amended herein.

          2. Section 2 of the Agreement shall be modified to reduce the Purchase Price to Twenty Four Million Dollars ($24,000,000). All references in the Agreement to any other purchase price, including without limitation Sections 2.4.5, 2.6.3, 2.6.4, and 2.6.5, shall be amended accordingly.

          3. The Agreement is hereby modified to delete all references to the Replacement Financing with Archon Financial and the Replacement Financing Loan Fees, including without limitation, Recital C and
               Section 5.1.6 of the Agreement. Specific sections of the Agreement solely related to the Replacement Financing with Archon Financial and the Replacement Financing Loan Fees are hereby deleted in their entirety.

          4. The Agreement is hereby modified to delete all references to the Existing Loan, the Existing Lender, and Existing Loan Reserves, including without limitation, Recitals B and D. Specific sections of the Agreement solely related to the Existing Loan, the Existing Lender, and Existing Loan Reserves are hereby deleted in their entirety.

          5. Pursuant to Section 3.3 of the Agreement, Buyer hereby notifies Seller of the Title Defects identified on Exhibit A attached hereto and Seller hereby agrees to cure the Title Defects at or prior to the Close of Escrow. Except as set forth in the preceding sentence, Buyer hereby waives any and all rights to terminate the agreement pursuant to the provisions of Section 5 of the Agreement. Upon the execution of this Amendment by Buyer and


DC_DOCS_AA #1133660 v1

     Seller, Buyer shall direct Escrow Holder release the Deposit to Seller, which shall at the Close of Escrow be credited against the Purchase Price.

6. Buyer and Seller hereby acknowledge and agree that except as hereby expressly modified, the Agreement shall otherwise be unchanged, shall remain in full force and effect and is hereby expressly ratified and confirmed by Seller and Buyer.

7. The Agreement may not be further modified except by an instrument in writing signed by each of the parties hereto.

8. This Amendment may be executed in multiple counterparts, each of which shall constitute an original and all of which shall constitute one and the same agreement. This Amendment may be delivered by facsimile, and such facsimile counterparts shall be valid and binding on the parties with the same effect as if original signatures had been exchanged.

     IN WITNESS WHEREOF, the Seller and Buyer have caused this Amendment to be executed by their duty authorized representative thereof.

SELLER:

NNN BOA WEST, LLC
A VIRGINIA  LIMITED LIABILITY COMPANY,
BY:  TRIPLE NET PROPERTIES, LLC
     A VIRGINIA LIMITED LIABILITY COMPANY

     BY:   /s/ Louis Rogers
         -------------------------------
               Louis Rogers

     ITS:   President
         -------------------------------


BUYER:
First States Group, L.P.
a Delaware limited partnership

By:  First States Group, LLC
Its: General Partner

     By:     /s/ Glenn Blumenthal
          ------------------------------

     Name:       Glenn Blumenthal
          ------------------------------

     Its:    Senior Vice President
          ------------------------------

                                   EXHIBIT A

Title Objections. Pursuant to Section 3.(3.0) of the Agreement, Buyer hereby notifies Seller that each of the items listed below is a Title Defect affecting the Property that is unacceptable to Buyer and to which Buyer objects:

     (1) Title exception 12 (from Schedule B-2) references a management agreement between NNN BOA West, LLC and Triple Net Properties Realty, dated September 20, 2002 ("Management Agreement"). Seller shall secure the termination of the Management Agreement.

     (2) Furnish proof of all bills for labor and material furnished or to be furnished in connection with improvements erected. Seller shall provide evidence of payment through delivery of a Seller's affidavit at the Close of Escrow.

     (3) Reconveyance/satisfaction of the Deed of Trust (recorded in Book 20020920, Doc. number 01599) and Assignment of Leases and Rents (recorded in Book 20029020, Doc. number 01600) listed in Schedule B-1, item 6, of the Title Commitment. Seller shall cause the above liens at the Close of Escrow.

     (4) Seller will deliver at the Close of Escrow: (a) copy of Seller's Articles of Organization, (b) copy of Seller's operating agreement, (c) current list of the names of Seller's members, if Seller is member managed,
     (d) copy of Triple Net's Articles of Organization, (e) copy of Triple Net Properties, LLC ("Triple Net") operating agreement, (f) current list of the names of Triple Net's members, if Triple Net is member managed, (g) copy of 2002 Value's Articles of Organization, (h) copy of NNN 2002 Value Fund, LLC ("2002 Value") operating agreement, (i) current list of the names of 2002 Value's members, if 2002 Value is member managed and (j) a satisfactory Good Standing Certificate evidencing that 2002 Value is in good standing in its state of origin.